         As an employee of Mercantile National Bank all normal and regular benefits are available. Vacation would be 20 days per year or four weeks.


CAROL WARD                                    SCOTT A. MONTGOMERY
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Carol Ward                                    Scott A. Montgomery


Dated: June 5, 1996                    Dated: June 6, 1996